UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2009

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 30, 2009, Noble International, Ltd. (the “Company”) and certain of its subsidiaries entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Noble Intentions LLC, an affiliate of Patriarch Partners LLC. The Asset Purchase Agreement contemplates the sale of all of the Company’s businesses relating to its domestic roll form and hot form operations, including all assets located at the Company’s Butler, Indiana, South Haven, Michigan, Spring Lake, Michigan and Warren, Michigan facilities. The purchase price for the transaction is $11,000,000 plus certain assumed liabilities, subject to working capital and other adjustments.

The closing of the transaction contemplated by the Asset Purchase Agreement is subject to the satisfaction of various closing conditions including bankruptcy court approval. The closing is also subject to the Company not receiving a higher and better bid during the bankruptcy approval process. There can be no assurance that the proposed sale will receive bankruptcy court approval or that the transaction will be completed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation

By:	/s/ Andrew J. Tavi
Andrew J. Tavi
Chief Executive Officer

May 6, 2009